EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form 8-K and in the Registration Statement on Form S-8 No. 333-10467 of Golden Bear Golf, Inc. of our report dated July 16, 1996, with respect to the combined financial statements of Sugar Creek Golf Course, Inc. and Magic Castle, Inc. included in Golden Bear Golf, Inc.'s Prospectus dated July 31, 1996.

ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
  September 9, 1996.